Exhibit 99.1

Aastrom Biosciences
Domino’s Farms, Lobby K
24 Frank Lloyd Wright Drive
Ann Arbor, MI 48105
T 734 418–4400 F 734 665–0485
www.aastrom.com

For Immediate Release

Aastrom Biosciences CEO Tim M. Mayleben Announces Plan to Retire

Company Initiates CEO Succession Plan

ANN ARBOR, Mich., [October 4, 2012] - Aastrom Biosciences, Inc. (Nasdaq: ASTM), the leading developer of patient-specific, expanded multicellular therapies for the treatment of severe, chronic cardiovascular diseases, today announced that Tim M. Mayleben has decided to retire from his position as the company’s president and chief executive officer once the company has hired his successor.  As a result of his decision, the Aastrom board of directors has initiated a search for a new CEO.  In addition to remaining as president and CEO until a successor is found, Mr. Mayleben will continue to serve as a member of the board of directors after the transition.

Mr. Mayleben stated, “I’m proud of Aastrom’s accomplishments during the past three years, especially our efforts to strengthen the management team, focus the company’s clinical programs and improve our financial position.  I believe we have earned our leadership position in regenerative medicine and that this is a good time to bring in a new CEO to take Aastrom to the next level of clinical and commercial success.  I look forward to working with my successor as a member of the board.”

In addition, Aastrom announced that Robert L. Zerbe, M.D., has been named chairman of the board, which he joined in 2006.  Dr. Zerbe stated, “We are grateful to Tim for his leadership and many accomplishments over the past three years as Aastrom’s CEO, including the rapid advancement of our lead product candidate, ixmyelocel-T, into a pivotal Phase 3 clinical trial, vital efforts to strengthen the company’s capital structure and financial position and broader recognition of our company’s cellular therapy technology.  We appreciate his support of this transition as we work to realize the full clinical and commercial potential of ixmyelocel-T and Aastrom.”

Mr. Mayleben joined Aastrom’s board of directors in 2005 and became president and chief executive officer in December 2009. Dr. Zerbe is chief executive officer of QuatRx Pharmaceuticals and previously served as senior vice president and head of clinical research at Warner-Lambert/Parke-Davis and vice president at Lilly Research Labs.  He has extensive

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experience advancing drug development programs through late stage clinical research and regulatory review and approval.

About Aastrom Biosciences

Aastrom Biosciences is the leader in developing patient-specific, expanded multicellular therapies for use in the treatment of patients with severe, chronic cardiovascular diseases.  The company’s proprietary cell-processing technology enables the manufacture of ixmyelocel-T, a patient-specific multicellular therapy expanded from a patient’s own bone marrow and delivered directly to damaged tissues. Aastrom has advanced ixmyelocel-T into late-stage clinical development, including a Phase 3 clinical program studying patients with critical limb ischemia and a Phase 2b clinical trial in patients with ischemic dilated cardiomyopathy. For more information, please visit Aastrom’s website at www.aastrom.com.  For more information on the pivotal REVIVE Phase 3 clinical trial, please visit the trial website at www.revivecli.com.

Media contact

Andrea Coan

Berry & Company

acoan@berrypr.com

(212) 253-8881

Investor contact

Chad Rubin

The Trout Group

crubin@troutgroup.com

(646) 378-2947

This document contains forward-looking statements, including, without limitation, statements concerning clinical trial plans and progress, objectives and expectations, clinical activity timing, intended product development, the performance and contribution of certain individuals and expected timing of collecting and analyzing treatment data, all of which involve certain risks and uncertainties. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “intends,” “estimates,” “plans,” “expects,” “we believe,” “we intend,” and similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “potential,” “could,” “may,” or similar expressions. Actual results may differ significantly from the expectations contained in the forward-looking statements. Among the factors that may result in differences are the inherent uncertainties associated with clinical trial and product development activities, regulatory approval requirements, competitive developments, and the availability of resources and the allocation of resources among different potential uses. These and other significant factors are discussed in greater detail in Aastrom’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. These forward-looking statements reflect management’s current views and Aastrom does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.